Exhibit 99.1

101 JFK Parkway, Short Hills, NJ 07078
news release
Contact: Marianne Wade (973) 924-5100
investorrelations@myinvestorsbank.com

Investors Bancorp, Inc. Releases 2016 Annual Dodd-Frank Act Company-Run Stress Test Disclosure

SHORT HILLS, N.J. - (PRNewswire) October 25, 2016 - Investors Bancorp, Inc. (Nasdaq: ISBC) (the "Company"), the holding company for Investors Bank, today released its 2016 Annual Dodd-Frank Act Company-Run Stress Test Disclosure for the Company and Investors Bank. The results are calculated using capital action assumptions required by the Dodd-Frank Act Stress Test rules. Results are based on a forward-looking exercise using a hypothetical severely adverse macroeconomic scenario developed by the Board of Governors of the Federal Reserve System. The full disclosure, including the results for Investors Bancorp, Inc. and Investors Bank, a summary of the supervisory severely adverse scenario and additional information regarding the methodologies used to conduct the stress test may be found under the Investor Relations section of the website at www.myinvestorsbank.com.

About Investors Bancorp, Inc.

Investors Bancorp, Inc. is the holding company for Investors Bank. As of June 30, 2016, the Company reported assets of $21.72 billion and operates from its corporate headquarters in Short Hills, New Jersey, and had 146 offices located throughout New Jersey and New York.

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